Exhibit 99.1

USA Truck Reports Third Quarter 2015 Results

Earnings per share of $0.26 for 3Q 2015 and adjusted earnings per share of $0.43(a), respectively,

vs. $0.38 year over year

Comprehensive Program Underway to Accelerate Operational Improvements

Van Buren, AR – November 4, 2015 – USA Truck, Inc. (NASDAQ: USAK), a leading capacity solutions provider headquartered in Van Buren, AR, today announced its financial results for the three and nine months ended September 30, 2015.

“The third quarter was devoted to accelerating the pace of improvement in our Trucking operations as we began implementing the strategic leadership and tactical initiatives we previously outlined,” said Tom Glaser, USA Truck’s President and CEO.

For the third quarter of 2015, operating revenue decreased to $123.5 million from $153.6 million for the prior-year period on improved pricing offset by lower volume. Base revenue, which excludes fuel surcharges, decreased to $109.8 million from $125.9 million for the same period in the prior year. For the third quarter of 2015, net income decreased to $2.7 million, or $0.26 per diluted share, from $4.0 million, or $0.38 per diluted share, for the 2014 quarter. Included in the results for the 2015 third quarter was a charge of $2.9 million, or $0.17, net-of-tax, per diluted share, relating to restructuring, severance and related costs. On an adjusted basis, the Company produced earnings per diluted share of $0.43(a) for the 2015 third quarter as compared to $0.38(a) for the 2014 period.

“An important first step was to reorganize our Trucking business and senior management team, including the appointment of a new President - Trucking," Mr. Glaser added. We also added new operational leadership in critical areas of maintenance, safety, recruiting, and driver retention. As part of the reorganization of our Trucking business, we took steps to streamline overhead and realign roles and responsibilities. We took actions to rationalize our maintenance program and facilities, and continued to dispose of high-cost tractors while investing in newer equipment. We believe these initiatives will improve operational efficiency and customer service, better align our fixed cost base with a newer and right sized tractor fleet and better support our driver team members.

“In SCS, we are implementing new generation technology intended to enable our customers to leverage our carrier partners and expect to roll out these enhancements in the first quarter of 2016. Additionally, we further expanded our footprint by opening two new brokerage branches. SCS will grow the depth of our value-added services, to include refrigerated, flatbed, expedited and LTL service offerings.”

Mr. Glaser continued, “For the remainder of 2015, our goals for Trucking are to fully implement the efficiency enhancement of our maintenance program, take further steps to improve driver recruiting, training and retention, and advance the strategy of right-sizing the fleet and reducing the average age of the equipment and realize our stated goal of bringing our Trucking operating ratio in line with the industry. For SCS, our goals are to increase load volume and improve service offerings. We believe the benefits of these initiatives will be apparent in the coming quarters.

“Over the longer term, our plan is to build and grow a sustainable base for our Trucking business through improved lane management, asset utilization, customer service and driver retention. We are also focused on growing revenue and improving the profitability of SCS, a business segment we believe offers significant growth potential.”

Mr. Glaser concluded, “In all that we do, our goal is to be better today than yesterday and better tomorrow than today. We thank our team members for embracing our commitment to this goal.”

Nine-Month Results

For the nine months ended September 30, 2015, operating revenue decreased to $389.9 million from $452.4 million for last year’s period. Base revenue, which excludes fuel surcharges, decreased to $342.4 million from $368.5 million for the 2014 period. Net income increased to $7.1 million from $2.7 million for the same period last year. For the nine months ended September 30, 2015, earnings per diluted share increased to $0.68 from $0.26 for the same period in prior year. Included in earnings per diluted share for the 2015 period was $0.8 million, or $0.04, net-of-tax, per diluted share loss related to debt extinguishment and $2.9 million, or $0.17, net-of-tax, per diluted share relating to restructuring, severance and related costs. Included in earnings per share for the prior year period was $2.6 million, or $0.15, net-of-tax, per diluted share related to defense costs. On an adjusted basis, the Company achieved earnings per diluted share of $0.89(a) for the nine months ended September 30, 2015 as compared to $0.41(a) for the 2014 period.

The following table includes key operating results and statistics by reportable segment:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Trucking:		(Recast)		(Recast)
Operating revenue (in thousands)	$84,982	$108,318	$274,196	$317,230
Operating income (loss) (in thousands) (1)	$2,460	$2,176	$6,565	$(6,338)
Adjusted operating ratio (2)	92.8%	97.5%	96.0%	102.5%
Total miles (in thousands) (3)	44,559	54,600	143,928	163,009
Deadhead percentage (4)	12.3%	13.3%	12.3%	12.7%
Base revenue per loaded mile	$1.902	$1.819	$1.871	$1.753
Average number of in-service tractors (5)	1,838	2,179	2,025	2,205
Average number of seated tractors (6)	1,718	2,066	1,858	2,049
Average miles per seated tractor per week	1,973	2,011	1,986	2,040
Base revenue per seated tractor per week	$3,293	$3,170	$3,260	$3,122
Average loaded miles per trip	577	615	596	617

Strategic Capacity Solutions:
Operating revenue (in thousands)	$38,508	$45,300	$115,754	$135,175
Operating income (in thousands) (1)	$2,999	$5,336	$9,234	$16,405
Gross margin percentage (7)	18.3%	17.3%	17.9%	17.8%

(1)	Operating income or loss is calculated by deducting total operating expenses from operating revenues.
(2)	Adjusted operating ratio is calculated as total operating expenses, net of fuel surcharge revenue, as a percentage of operating revenue excluding fuel surcharge revenue. See GAAP to non-GAAP reconciliation below.
(3)	Total miles include both loaded and empty miles.
(4)	Deadhead percentage is calculated by dividing empty miles into total miles.
(5)	Tractors include company-operated tractors in service, plus tractors operated by independent contractors.
(6)	Seated tractors are those occupied by drivers.
(7)	Gross margin percentage is calculated by taking revenue less purchased transportation expense and dividing that amount by revenue. This calculation includes intercompany revenues and expenses.

Balance Sheet and Liquidity

Executive Vice President and CFO Michael Borrows said, “Through focused balance sheet management, we continue to proactively enhance our flexibility to support operational improvements and growth initiatives. As of September 30, 2015, our total debt and capital lease obligations, net of cash, was $71.9 million and our stockholders’ equity was $102.9 million. Debt to Adjusted EBITDA(a) continued to decline, and was 1.1x compared with 1.9x as of December 31, 2014.

“Since the end of 2014, the Company's balance sheet debt and capital lease obligations, net of cash, have decreased by $45.4 million, while the outstanding obligations of financing provided by operating leases increased by $10.5 million. As of September 30, 2015, we had approximately $115 million of borrowing availability under our revolving line of credit.”

Stock Repurchase Program

During the third quarter of 2015, USA Truck repurchased 245,979 shares of common stock under its stock repurchase program at a weighted average price of $19.11 per share for an aggregate purchase price of $4.7 million. As of October 30, 2015, the Company had repurchased a total of 462,002 shares of common stock. The remaining authorized amount for stock repurchases under the Company’s program is approximately 0.5 million shares with a termination date in July 2018.

Third-Quarter 2015 Conference Call Information

USA Truck will hold a conference call to discuss its third-quarter 2015 results on November 4, 2015 at 8:00 AM CT / 9:00 AM ET. To participate in the call, please dial 1-866-652-5200 (U.S. / Canada) or 1-412-317-6060 (International), access code 10072729. A live webcast of the conference call will be broadcast in the Investor Relations section of the Company’s web site www.usa-truck.com, under the “Events & Presentations” tab of the “Investor Relation” menu. For those who cannot listen to the live broadcast, the presentation materials and an audio replay of the call will be available at our website, www.usa-truck.com, under the “Presentations” tab of the “Investors” menu. A telephone replay of the call will also be available through November 11, 2015 and may be accessed by calling 1-855-669-9658 and by referencing conference ID # 10072729.

(a)About Non-GAAP Financial Information

In addition to our GAAP results, this press release also includes certain non-GAAP financial measures, as defined by the SEC. The terms “EBITDA”, “Adjusted EBITDA”, “Adjusted operating ratio”, and “Adjusted earnings per diluted share”, as we define them, are not presented in accordance with GAAP.

The Company defines EBITDA as net income, plus interest expense net of interest income, provision for income taxes, and depreciation and amortization. It defines Adjusted EBITDA as these items plus non-cash equity compensation, loss on extinguishment of debt and defense costs incurred primarily in connection with the unsolicited proposal to acquire USA Truck and the restructuring, severance and related costs. Adjusted operating ratio is calculated as total operating expenses, net of fuel surcharges, as a percentage of operating revenue excluding fuel surcharge revenue and unusual items. Adjusted earnings per diluted share is defined as income before income taxes plus loss on extinguishment of debt, defense costs and restructuring, severance and related costs reduced by our income taxes, divided by weighted average diluted shares outstanding. These financial measures supplement our GAAP results in evaluating certain aspects of our business. We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. Management and the board of directors focus on EBITDA, Adjusted EBITDA, Adjusted operating ratio and Adjusted earnings per diluted share as key measures of our performance, all of which are reconciled to the most comparable GAAP financial measures and further discussed below. We believe our presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts the same information that we use internally for purposes of assessing our core operating performance.

EBITDA, Adjusted EBITDA, Adjusted operating ratio and Adjusted earnings per diluted share are not substitutes for their comparable GAAP financial measures, such as net income, cash flows from operating activities, operating margin, or other measures prescribed by GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Pursuant to the requirements of Regulation G, we have provided reconciliations of EBITDA, Adjusted EBITDA, Adjusted earnings per diluted share and Adjusted operating ratio to GAAP financial measures at the end of this press release.

Cautionary Statement Concerning Forward-Looking Statements

Financial information in this press release is preliminary and based upon information available to the Company as of the date of this press release. As such, this information remains subject to the completion of normal quarter-end closing and interim review procedures, which could result in changes, some of which could be material, to the preliminary information provided in this press release.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. These statements generally may be identified by their use of terms or phrases such as “expects,” “estimates,” “anticipates,” “projects,” “believes,” “plans,” “goals,” “intends,” “may,” “will,” “should,” “could,” “potential,” “continue,” “strategy,” “future” and terms or phrases of similar substance. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Accordingly, actual results may differ materially from those set forth in the forward-looking statements. Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur.

All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

References to the “Company,” “we,” “us,” “our” and words of similar import refer to USA Truck, Inc. and its subsidiary.

About USA Truck

USA Truck is a capacity solutions provider of transportation and logistics services that include truckload, dedicated contract carriage, intermodal and brokerage spot market throughout the continental United States, Mexico and Canada.

This press release and related information will be available to interested parties at our web site, www.usa-truck.com, under the “Financial Releases” tab of the “Investor Relations” menu.

Company Contact

Michael Borrows, EVP & CFO

USA Truck, Inc.

(479) 471-3523

Michael.Borrows@usa-truck.com

Investor Relations Contact

Harriet Fried / Jody Burfening

LHA

(212) 838-3777

hfried@lhai.com

USA TRUCK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(UNAUDITED)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
		(Recast) (1)		(Recast) (1)
Revenue:
Operating revenue	$123,490	$153,618	$389,950	$452,405

Operating expenses:
Salaries, wages and employee benefits	32,028	39,388	105,536	113,930
Fuel expense	12,960	28,449	47,195	92,156
Depreciation and amortization	8,702	10,792	29,951	33,395
Insurance and claims	5,405	6,466	17,502	18,353
Operations and maintenance	11,533	10,649	34,083	35,999
Purchased transportation	40,613	43,755	122,029	129,543
Operating taxes and licenses	1,439	1,414	4,221	4,215
Communications and utilities	989	1,026	2,732	3,159
Gain on disposal of assets, net	(3,008)	(302)	(5,766)	(824)
Restructuring, severance and related charges	2,893	--	2,893	--
Other	4,477	4,469	13,775	12,412
Total operating expenses	118,031	146,106	374,151	442,338
Operating income	5,459	7,512	15,799	10,067

Other expenses (income):
Interest expense, net	493	816	1,672	2,271
Defense costs	--	65	--	2,593
Loss on extinguishment of debt	--	--	750	--
Other, net	78	4	650	52
Total other expenses, net	571	885	3,072	4,916
Income before income taxes	4,888	6,627	12,727	5,151
Income tax expense	2,161	2,621	5,595	2,418

Net income and comprehensive income	$2,727	$4,006	$7,132	$2,733

Net income per share information:
Average shares outstanding (basic)	10,442	10,357	10,439	10,350
Basic earnings per share	$0.26	$0.39	$0.68	$0.26

Average shares outstanding (diluted)	10,470	10,476	10,515	10,482
Diluted earnings per share	$0.26	$0.38	$0.68	$0.26

(1) During the third quarter of 2015, the Company changed its accounting policy for tires. Historical financial results have been recast to reflect the change in accounting principle.

GAAP TO NON-GAAP RECONCILIATIONS

(UNAUDITED)

(dollar amounts in thousands, except per share amounts)

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
		(Recast)		(Recast)
Net income	$2,727	$4,006	$7,132	$2,733
Add:
Depreciation and amortization	8,702	10,792	29,951	33,395
Income tax expense	2,161	2,621	5,595	2,418
Interest, net	493	816	1,672	2,271

EBITDA	$14,083	$18,235	$44,350	$40,817
Add:
Non-cash equity compensation	446	27	802	246
Defense costs, pretax	--	65	--	2,593
Restructuring, severance and related charges	2,893	--	2,893	--
Loss on debt extinguishment, pretax	--	--	750	--

Adjusted EBITDA	$17,422	$18,327	$48,795	$43,656

ADJUSTED EARNINGS PER SHARE RECONCILIATION

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
		(Recast)		(Recast)
Earnings per diluted share	$0.26	$0.38	$0.68	$0.26
Adjusted for:
Loss on debt extinguishment, net of tax	--	--	0.04	--
Restructuring, severance and related charges, net of tax	0.17	--	0.17	--
Defense costs, net of tax	--	--	--	0.15
Adjusted earnings per diluted share	$0.43	$0.38	$0.89	$0.41

ADJUSTED OPERATING RATIO RECONCILIATION

Trucking Segment	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
		(Recast)		(Recast)
Revenue	$85,369	$108,440	$275,617	$317,664
Less: intersegment eliminations	387	122	1,421	434
Operating revenue	84,982	108,318	274,196	317,230
Less: fuel surcharge revenue	10,635	22,242	37,953	67,740
Base revenue	74,347	86,076	236,243	249,490
Operating expense	82,522	106,142	267,631	323,568
Adjusted for:
Restructuring, severance and related charges	(2,893)	--	(2,893)	--
Fuel surcharge revenue	(10,635)	(22,242)	(37,953)	(67,740)
Adjusted operating expense	$68,994	$83,900	$226,785	$255,828
Operating ratio	97.1%	98.0%	97.6%	102.0%
Adjusted operating ratio	92.8%	97.5%	96.0%	102.5%

SCS Segment	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue	$39,505	$49,359	$119,781	$144,507
Less: intersegment eliminations	997	4,059	4,027	9,332
Operating revenue	38,508	45,300	115,754	135,175
Less: fuel surcharge revenue	3,103	5,430	9,553	16,139
Base revenue	35,405	39,870	106,201	119,036
Operating expense	35,509	39,964	106,520	118,770
Adjusted for:
Fuel surcharge revenue	(3,103)	(5,430)	(9,553)	(16,139)
Adjusted operating expense	$32,406	$34,534	$96,967	$102,631
Operating ratio	92.2%	88.2%	92.0%	87.9%
Adjusted operating ratio	91.5%	86.6%	91.3%	86.2%

USA TRUCK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share data)

	September 30,	December 31,
	2015	2014
Assets		(Recast)
Current assets:
Cash	$2,132	$205
Accounts receivable, net of allowance for doubtful accounts of $974 and $1,020, respectively	56,752	71,186
Other receivables	5,268	5,604
Inventories	1,426	1,863
Assets held for sale	11,343	3,536
Deferred income taxes	6,878	7,707
Prepaid expenses and other current assets	3,883	5,197
Total current assets	87,682	95,298
Property and equipment:
Land and structures	32,360	31,596
Revenue equipment	281,706	348,251
Service, office and other equipment	21,783	18,812
Property and equipment, at cost	335,849	398,659
Accumulated depreciation and amortization	(138,897)	(182,964)
Property and equipment, net	196,952	215,695
Other assets	1,470	658
Total assets	$286,104	$311,651
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$33,582	$23,582
Current portion of insurance and claims accruals	13,516	10,230
Accrued expenses	20,757	8,252
Current maturities of long-term debt and capital leases	7,231	24,048
Total current liabilities	75,086	66,112
Deferred gain	1,024	589
Long-term debt and capital leases, less current maturities	66,764	93,464
Deferred income taxes	34,013	42,771
Insurance and claims accruals, less current portion	6,322	9,647
Total liabilities	183,209	212,583
Commitments and contingencies
Stockholders’ equity:
Preferred Stock, $.01 par value; 1,000,000 shares authorized; none issued	—	—
Common Stock, $.01 par value; 30,000,000 shares authorized; issued 11,936,040 shares, and 11,873,071 shares, respectively	119	119
Additional paid-in capital	67,195	65,850
Retained earnings	61,934	54,802
Less treasury stock, at cost (1,578,849 shares, and 1,340,438 shares, respectively)	(26,353)	(21,703)
Total stockholders’ equity	102,895	99,068
Total liabilities and stockholders’ equity	$286,104	$311,651